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                                      UNITED STATES
                           SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT
         Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)                 April 10, 2006
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                            Twin Disc, Incorporated
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             (Exact name of registrant as specified in its charter)

Wisconsin                         1-7635                             39-0667110
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(State or other jurisdiction   (Commission file               (IRS Employer
          of incorporation)              number)            Identification No.)

1328 Racine Street, Racine, Wisconsin                                     53403
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(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code               (262) 638-4000
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        (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 24014d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01	Entry into a Material Definitive Agreement.

     On April 10, 2006, Twin Disc, Incorporated ("Twin Disc") entered into a Note Agreement (the "Note Agreement") with The Prudential Insurance Company of America and certain other entities (collectively, "Purchasers"). Pursuant to the Note Agreement, Purchasers acquired, in the aggregate, $25,000,000 in 6.05% Senior Notes due April 10, 2016 (the "Notes").

     The Notes mature and become due and payable in full on April 10, 2016 (the "Payment Date"). Prior to the Payment Date, Twin Disc is obligated to make quarterly payments of interest during the term of the Notes, plus prepayments of principal of $3,571,428.58 on April 10 of each year from 2010 to 2015, inclusive. Twin Disc also has the option of making additional prepayments subject to certain limitations, including the payment of a Yield-Maintenance Amount as defined in the Note Agreement. In addition, Twin Disc will be required to make an offer to purchase the Notes upon a Change of Control, and any such offer must include the payment of a Yield-Maintenance Amount.

     The Note Agreement includes certain financial covenants regarding minimum net worth, minimum EBITDA and a maximum Total Funded Debt to EBITDA ratio. The Note Agreement also includes certain restrictive covenants that limit, among other things, the incurrence of additional indebtedness, the disposition of assets outside the ordinary course of business, the payment of dividends or other distributions or the making of certain other restricted payments, and the amount of capital expenditures made by Twin Disc in any fiscal year; however, the Company may pay cash dividends of up to $3,000,000.00 in any rolling four-quarter period, and may purchase or redeem up to $2,500,000.00 of outstanding capital stock in any rolling four-quarter period, so long as no
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Default or Event of Default (as defined in the Note Agreement) exists or would be created by such payments. The Note Agreement provides that it shall automatically include any covenants or events of default not previously included in the Note Agreement to the extent such covenants or events of default are granted to any other lender of an amount in excess of $1,000,000. Following an Event of Default, each Purchaser may accelerate all amounts outstanding under the Notes held by such party.

     As a condition to the acquisition of the Notes, Twin Disc entered into an amendment to that certain Loan Agreement, dated as of December 19, 2002, between Twin Disc and M&I Marshall & Ilsley Bank ("M&I"), as amended, in which amendment M&I consented to Twin Disc entering into the Note Agreement.

     A copy of the Note Agreement is attached to this report as Exhibit 4.1 and is incorporated herein by reference. The description of the Note Agreement is qualified in its entirety by reference to Exhibit 4.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under
                an Off-Balance Sheet Arrangement of a Registrant

	        See Item 1.01, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

4.1 	Note Agreement for $25,000,000 of 6.05% Senior Notes due April 10, 2016

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     Pursuant to the requirements of Section 13 or 15(d) of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

April 11, 2006                                      Twin Disc, Inc.

                                                    /s/ Christopher J. Eperjesy
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                                                    Christopher J. Eperjesy
						    VP-Finance, CFO and Secretary